Exhibit 4.1

EXECUTION VERSION

MAGNUM HUNTER RESOURCES CORPORATION

AND EACH OF THE GUARANTORS PARTY HERETO

9.750% Senior Notes Due 2020

INDENTURE

Dated as of May 16, 2012

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

CITIBANK, N.A.,

as Paying Agent, Registrar and Authenticating Agent

i

Page

SECTION 12.18.	U.S.A. Patriot Act	68

Rule 144A/Regulation S Appendix

Exhibit 1 to Appendix — Form of Security

Exhibit A — Form of Transferee Letter of Representation

INDENTURE, dated as of May 16, 2012, among MAGNUM HUNTER RESOURCES CORPORATION (the “Company”), a Delaware corporation, the Guarantors party hereto, each other Guarantor from time to time party hereto, CITIBANK, N.A., a national banking association (“Citibank”), as Paying Agent, Registrar and Authenticating Agent, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities issued under this Indenture:

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01.                               Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.05, it being understood that any Securities issued in replacement of any Security issued on the Issue Date shall not be an Additional Security.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(1)                                  the sum of:

(A)                              the discounted future net revenues from proved oil and natural gas reserves of the Company and all Restricted Subsidiaries calculated in accordance with SEC (as defined herein) guidelines before any state or federal income taxes, as estimated in a Reserve Report prepared as of the end of the Company’s most recently completed fiscal year, which Reserve Report is prepared or reviewed by independent petroleum engineers as to proved reserves accounting for at least 80% of all such discounted future net revenues and the Company’s petroleum engineers with respect to any other Proved Reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)                                     estimated proved oil and natural gas reserves the Company and all Restricted Subsidiaries acquired since the date of such year-end Reserve Report; and

(ii)                                  estimated proved oil and natural gas reserves of the Company and all Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end Reserve Report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions;

and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(iii)                               estimated proved oil and natural gas reserves of the Company and all Restricted Subsidiaries reflected in such Reserve Report produced or disposed of since the date of such year-end Reserve Report; and

(iv)                              reductions in estimated proved oil and natural gas reserves of the Company and all Restricted Subsidiaries reflected in such Reserve Report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis;

in the case of the preceding clauses (i) through (iv), calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year-end reserve  report) and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(B)                                the capitalized costs that are attributable to Oil and Gas Properties of the Company and all Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available;

(C)                                the Consolidated Net Working Capital of the Company and all Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(D)                               the greater of (i) the net book value; and (ii) the appraised value, as estimated by independent appraisers, of other tangible assets;

in each case, of the Company and all Restricted Subsidiaries as of a date no earlier than the last day of the date of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, no Person shall not be required to obtain such an appraisal and only clause (1)(D)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (1),

(2)                                  the sum of:

(A)                              minority interests;

(B)                                to the extent not otherwise taken into account in Consolidated Net Working Capital, any net gas balancing liabilities of the Company and all Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;

(C)                                to the extent included in clause (1)(A) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and all Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(D)                               the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(A) above, would be necessary to fully satisfy the payment obligations of the Company and all Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any Security on any redemption date, the greater of:

(1)                                  1.0% of the principal amount of the Security; or

(2)                                  the excess of:

(A)                              the present value at such redemption date of (i) the redemption price of the Security at May 15, 2016 (such redemption price being set forth in the table appearing in Section 5 of the Securities) plus (ii) all required interest payments due on the Security through May 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

(B)                                the principal amount of the Security.

“Asset Sale” means:

(1)                                  the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will not be an “Asset Sale,” but will be governed by Section 4.09 and Article 5 and not by the provisions of Section 4.07; and

(2)                                  the issuance of Equity Interests by any Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries (other than (a) directors’ qualifying shares required by the applicable law to be held by a Person other than the Company or any Restricted Subsidiary and (b) the issuance of Preferred Stock to the extent permitted by Section 4.05).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)                                  a transfer of assets between or among the Company and the Restricted Subsidiaries;

(3)                                  an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

(4)                                  the sale, assignment, lease, license, abandonment, transfer or other disposition of (a) products, services or accounts receivable in the ordinary course of business or customary in the Oil and Gas Business, (b) damaged, worn-out, unserviceable or obsolete or excess assets and (c) other assets no longer necessary or useful in the conduct of the business of the Company and the Restricted Subsidiaries taken as whole);

(5)                                  licenses and sublicenses by the Company or any Restricted Subsidiary of software or intellectual property in the ordinary course of business or customary in the Oil and Gas Business;

(6)                                  any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)                                  the creation or perfection of a Lien not prohibited by Section 4.10;

(8)                                  the sale or other disposition of cash or Cash Equivalents, Hedging Obligations permitted to be incurred pursuant to Section 4.05 or other financial assets;

(9)                                  a Restricted Payment that does not violate the covenant described under Section 4.04 (or a disposition that would constitute a Restricted Payment but for the exclusion from the definition thereof) or a Permitted Investment;

(10)                            sale or transfer of Hydrocarbons or other mineral products in the ordinary course of business;

(11)                            an Asset Swap;

(12)                            expiration or lapse of exploration tenement licenses and sublicenses of the Company or any of its Subsidiaries in the ordinary course of business;

(13)                            the dilution or forfeiture of working interests of the Company or any of its Subsidiaries pursuant to the operating agreements or other instruments or agreements in the ordinary course of business;

(14)                            farm-outs, leases or subleases of undeveloped Oil and Gas Properties, deemed transfers of working interests under any joint operating agreement as the result of electing (or being deemed to have elected) not to participate in the drilling operations for a new well and assignments and under pooling or unitization agreements or other similar contracts that are usual and customary in the Oil and Gas Business;

(15)                            dispositions of crude oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any proved reserves; and

(16)                            any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto.

“Asset Sale Offer” has the meaning assigned to that term in Section 4.07(c).

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets (including leases) or properties used or useful in the Oil and Gas Business (excluding Capital Stock) between or among the Company or any Restricted Subsidiary and one or more other Persons; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash and Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash and Cash Equivalents) to be received by the

Company or such Restricted Subsidiary, and; provided, further, that any net cash received must be applied in accordance with Section 4.07 if then in effect.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§ 101 et seq.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (as defined herein), except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                  with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock;

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means

(1)                                  United States dollars;

(2)                                  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)                                  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4)                                  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any U.S. commercial bank having capital and surplus in excess of $500.0 million;

(5)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)                                  commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(7)                                  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)                                  the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company measured by voting power rather than number of shares; or

(4)                                  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

Notwithstanding the preceding, a conversion of the Company or any Restricted Subsidiary from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Change of Control Offer” has the meaning assigned to that term in Section 4.09(a).

“Consolidated Cash Flow” means, with respect to any period, the Consolidated Net Income for such period plus, without duplication:

(1)                                  provision for taxes based on income or profits of the Company and all Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing Consolidated Net Income; plus

(2)                                  the Fixed Charges of the Company and all of its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing Consolidated Net Income; plus

(3)                                  depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the Company and all Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4)                                  any non-recurring fees, expense or charges related to any public offering of Equity Interests, Permitted Investments, acquisitions or Indebtedness permitted to be incurred by this Indenture (in each case, whether or not successful), to the extent that such fees, expenses and charges were deducted in computing Consolidated Net Income; plus

(5)                                  all non-recurring financing costs (whether paid, payable, added to principal or amortized) incurred by the Company and all Restricted Subsidiaries in connection with the Credit Facilities and the offering of the Securities and any refinancing of any part or the whole of the Credit Facilities or the Securities to the extent that such one-off financing costs were deducted in computing Consolidated Net Income; plus

(6)                                  to the extent the Company adopts the full cost method, consolidated exploration expense of the Company and all Restricted Subsidiaries to the extent that such expenses were deducted in computing Consolidated Net Income; minus

(7)                                  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue and other items in the ordinary course of business; and minus

(8)                                  to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any period, the aggregate of the net income (loss) attributable to the Company and its Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)                                  all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale that is not sold or otherwise disposed of in the ordinary course of business or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2)                                  the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the Company or all Restricted Subsidiaries;

(3)                                  the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members (with respect to which the requisite consents have not been obtained or the relevant requirements waived);

(4)                                  the cumulative effect of a change in accounting principles will be excluded;

(5)                                  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Financial Accounting Standards Board Accounting Standards Codification 815 (“FASB ASC 815”) will be excluded;

(6)                                  any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines will be excluded;

(7)                                  any non-cash compensation charges shall be excluded, including, but not limited to, (a) any income or charge attributable to a stock-based post-employment benefit program other than the current service costs and any past service costs and curtailments and settlements attributable to such program and (b) any expense referable to equity-settled share-based compensation of employees; and

(8)                                  any extraordinary gain or loss or any gain or loss of a unusual or non-recurring nature, calculated in accordance with GAAP, together with any related provision for taxes (any determination of whether any expense or charge is non-recurring or unusual shall be made by the Company’s chief financial officer (or such person acting in a similar capacity) pursuant to such officer’s good faith judgment) will be excluded.

“Consolidated Net Working Capital” means (a) all current assets of the Company and all of its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (b) all current liabilities of the Company and all of its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness and (ii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                  was a member of such Board of Directors on the date of this Indenture; or

(2)                                  was nominated for election or elected to such Board of Directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved or consented to by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means, with respect to the Trustee, the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-1615, and, with respect to the Paying Agent, Registrar and Authenticating Agent, the principal office of the Paying Agent, Registrar and Authenticating Agent, which office at the date hereof (a) for security transfer/surrender purposes, is located at 111 Wall Street, 15th Floor, New York, New York 10005 Attention: 15th Floor Window/Magnum Hunter Senior Notes due 2020 and (b) for all other purposes is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, USA, Fax: (212) 816-5527, Attention:  Agency & Trust — Magnum Hunter, or such other address as the Trustee or Paying Agent or Registrar or Authenticating Agent, as applicable,  may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee or Paying Agent or Registrar or Authenticating Agent (or such other address as such successor Trustee or Paying Agent or Registrar or Authenticating Agent may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means one or more debt facilities (including the Revolving Credit Facility) or commercial paper facilities, in each case, between the Company or any of the Restricted Subsidiaries with banks or other institutional lenders providing for revolving credit loans, term loans or receivables financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, increased, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time (and whether or not with the original trustee, holders, purchasers, administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Indebtedness of the Company (other than a Foreign Subsidiary).

“DTC” means The Depository Trust & Clearing Corporation, its nominees, successors and assigns.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a sale of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company after the date of this Indenture.

“Exchange Notes” means any notes issued in exchange for notes pursuant to a Registration Rights Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness or Disqualified Stock of the Company and its Subsidiaries in existence on the date of this Indenture after giving effect to the Transactions, until such amounts are repaid.

“Existing Preferred Stock” means the Series C Capital Stock and the Series D Capital Stock.

“Existing Repurchase” means the repurchase or other acquisition or retirement for value of any Equity Interests of the Company pursuant to any stock repurchase plan of the Company approved by the Board of Directors of the Company and effected in accordance with Rule 10b-18 under the Exchange Act, or otherwise in accordance with applicable law.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $25.0 million or more and otherwise by an officer of the Company (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means with respect to any period, the ratio of the Consolidated Cash Flow for such period to the Fixed Charges for such period.  In the event that the Company or any Restricted Subsidiary incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                  acquisitions (including, without limitation, a single asset, a division or segment or an entire company) that have been made by the Company or any Restricted Subsidiary, including through mergers or consolidations, or any Person acquired by the Company or any Restricted Subsidiary, and including all related financing transactions and including increases in ownership of the Company or any Restricted Subsidiary, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense, cost reductions, synergies and other operating improvements (regardless of whether those expenses, cost reductions, synergies or improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the United States Securities and Exchange Commission related thereto) that have occurred or is, in the reasonable judgment of the chief financial or accounting officer, reasonably likely to occur within one year of the Calculation Date;

(2)                                  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the Calculation Date;

(4)                                  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                  if any Indebtedness bears an interest rate at the option of the Company or any Subsidiary, the interest rate shall be calculated by applying such option rate chosen by such Person; provided, however, that interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen or, if none, then based upon such optional rate chosen as such Person may designate; provided further that if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness; provided that Hedging Obligations with a remaining term of less than 12 months will be taken into account for the number of months remaining).

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by the chief financial or chief accounting officer of the Company; provided that (x) such cost savings are reasonably identifiable, factually supportable, reasonably attributable to the action specified and reasonably anticipated to result from such actions and (y) such actions have been taken or initiated and the benefits resulting therefrom are anticipated by the Company to be realized within twelve (12) months, in each case, as certified in such officer’s certificate delivered to the trustee.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility, including, without limitation, the Revolving Credit Facility, computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Fixed Charges” means the sum, without duplication, of:

(1)                                  the consolidated interest expense of the Company or any Restricted Subsidiary for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                  the consolidated interest expense of the Company or any Restricted Subsidiary that was capitalized during such period; plus

(3)                                  interest on Indebtedness of another Person that is Guaranteed by the Company or any Restricted Subsidiary or secured by a Lien (other than a Lien of the type described in clause (13) of the definition of “Permitted Liens”) on assets of the Company or any Restricted Subsidiary, whether or not such Guarantee or Lien is called upon; plus

(4)                                  all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of or any series of Preferred Stock of any Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or any Restricted Subsidiary,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means a Subsidiary other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect on the date of this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).  When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means each Restricted Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (a) Interest Rate Agreement and (b) Oil and Gas Hedging Contract.

“holder” or “Securityholder” means a Person in whose name a Security is registered on the Registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                  in respect of borrowed money;

(2)                                  evidenced by bonds, Securities, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                  in respect of bankers’ acceptances;

(4)                                  representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)                                  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable; or

(6)                                  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Attributable Debt) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person ) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment).  Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

Notwithstanding the foregoing, “Indebtedness” shall not include (i) accrued expenses and royalties arising in the ordinary course of business, (ii) obligations to satisfy customer prepayment arrangements arising in the ordinary course of business, (iii) asset retirement obligations, (iv) obligations in respect of environmental reclamation or site rehabilitation, (v) obligations under farm-in and farm-out agreements or operating agreements, (vi) workers’ compensation obligations (including superannuation, pensions and retiree medical care) that are not overdue by more than 90 days, (vii) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness, (viii) any Disqualified Stock and (ix) indebtedness secured by any Lien of the type described in clause (13) of the definition of “Permitted Liens.”

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchasers” means Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BMO Capital Markets Corp., Capital One Southcoast, Inc., Deutsche Bank Securities Inc. Goldman, Sachs & Co., RBC Capital Markets, LLC, UBS Securities LLC, ABN AMRO Securities (USA) LLC, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc., Canaccord Genuity Inc., MLV & Co., Simmons & Company International, Stephens Inc., and Wunderlich Securities, Inc.

“Initial Reserve Report” means (i) that certain reserve report prepared by Cawley, Gillespie & Associates, dated January 17, 2012, evaluating certain Oil and Gas Properties of the Company and its Subsidiaries prepared as of December 31, 2011 and (ii) that certain reserve report prepared by AJM Deloitte, dated January 19, 2012, evaluating certain Oil and Gas Properties of the Company and its Subsidiaries prepared as of December 31, 2011.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates and is not for speculative purposes.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Person disposing of such Equity Interests will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company and all Restricted Subsidiaries’ Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.04.  The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.04(c).  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade Rating” means a rating equal to or higher than (i) in the case of Moody’s, Baa3, (ii) in the case of S&P, BBB-, and (iii) in the case of any other Rating Agency described in clause (2) of the definition thereof, an equivalent or higher rating.

“Issue Date” means the first date on which Securities are issued under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such asset.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale) net of;

(a)                                  payments to holders of minority interests in any assets sold, as a result of such Asset Sale;

(b)                                 the direct costs relating to such Asset Sale and any sale of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, title and recording expenses and sales commissions, and any relocation expenses incurred as a result of such Asset Sale;

(c)                                  taxes paid or payable, or required to be accrued as a liability under GAAP, as a result of such Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(d)                                 amounts (i) required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, or (ii) which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale (other than Indebtedness incurred pursuant to Section 4.05(b)(1)); and

(e)                                  any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)                                  as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)                                  as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any Restricted Subsidiary (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Securities, as provided in this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated May 11, 2012 pursuant to which the Securities issued on the Issue Date were offered to investors.

“Officer” means the President, Executive Chairman, the Chief Executive Officer, the Finance Director, the Chief Financial Officer, the Technical Director, the Chief Operating Officer, any Executive Vice President or Vice President, any Treasurer or any Secretary of the Company.  “Officer” of any Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any Restricted Subsidiary that are customary in the Oil and Gas Business designed to protect such Person against fluctuation in Hydrocarbon prices and not for speculative purposes; provided that at all times the aggregate monthly production covered by all such contracts for any single month does not in the aggregate exceed 100% of the Company’s and the Restricted Subsidiaries’ Projected Production (at the time such Hedging Contract is entered into) to be sold in the ordinary course of businesses for such month.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, if such opinion is requested by and delivered to the Trustee, or satisfactory to the Paying Agent, if such opinion is requested by and delivered to the Paying Agent.  The counsel may be an employee of or counsel to the Company, the Trustee or the Paying Agent.

“pari passu” means the Securities and any other Indebtedness of the Company that ranks equally in right of payment to the Securities (without regard to whether any Indebtedness is secured or unsecured).

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company, (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, or (c) assets of such Person were acquired by the Company or any of its Restricted Subsidiaries and such Indebtedness was assumed in connection therewith (excluding any such Indebtedness that is repaid contemporaneously with such event), provided that on the date such Person became a Restricted Subsidiary of the Company or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, or on the date of such asset acquisition, as applicable, either:

(1)                                  immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.05(a); or

(2)                                  immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the

Company would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, treating, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems, (ii) Investments in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties, and (iii) direct or indirect ownership interests in drilling rigs, fracturing units and other related equipment.

“Permitted Investments” means:

(1)                                  any Investment in the Company or in any Restricted Subsidiary;

(2)                                  any Investment in cash or Cash Equivalents;

(3)                                  any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(A)                              such Person becomes a Restricted Subsidiary; or

(B)                                such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(4)                                  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.07 including pursuant to an Asset Swap;

(5)                                  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)                                  any Investments received in compromise or resolution of, or upon satisfaction of judgments with respect to, (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)                                  Investments represented by Hedging Obligations;

(8)                                  loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(9)                                  repurchases of the Securities and any Exchange Notes;

(10)                            any Guarantee of Indebtedness permitted to be incurred under Section 4.05 other than a Guarantee of Indebtedness of an Affiliate of the Company that is not the Company or a Restricted Subsidiary;

(11)                            any Guarantee of operating leases (other than Capital Lease Obligations) or other obligations that do not constitute Indebtedness, in each case incurred in the ordinary course of business of the Company or any Restricted Subsidiary or customary in the Oil and Gas Business;

(12)                            any Guarantee of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;

(13)                            Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(14)                            any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the date of this Indenture or (B) as otherwise permitted under this Indenture;

(15)                            Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary in a transaction that is not prohibited by Article 5 after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(16)                            Permitted Business Investments;

(17)                            other Investments in any Person other than an Affiliate of the Company that is not a Subsidiary of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding that do not exceed the greater of (a) $15.0 million and (b) 1.5% of Adjusted Consolidated Net Tangible Assets.

“Permitted Liens” means:

(1)                                  Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of this Indenture to be incurred pursuant to Sections 4.05(b)(1) or (17) and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;

(2)                                  Liens in favor of the Company or the Guarantors;

(3)                                  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to, and not in contemplation of, such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary;

(4)                                  Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)                                  Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit and guarantees issued to assure payment of such obligations);

(6)                                  Liens to secure Indebtedness permitted by Section 4.05(b)(4) or 4.05(b)(16) covering only the assets acquired with or financed by such Indebtedness; provided that in the case of Section 4.05(b)(4), such Lien is granted not more than 180 days after such acquisition or financing and in the case of Section 4.05(b)(16), such Lien does not attach to any assets other than those owned by the applicable Foreign Subsidiary;

(7)                                  Liens existing on the date of this Indenture;

(8)                                  Liens created for the benefit of (or to secure) the Securities (or the Note Guarantees) and other obligations arising under this Indenture;

(9)                                  Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(A)                              the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)                                the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(10)                            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent by more than 30 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11)                            Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet delinquent by more than 30 days, in each case, incurred in the ordinary course of business;

(12)                            easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of minerals or water rights), restrictions or encumbrances in respect of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(13)                            Liens on Capital Stock of an Unrestricted Subsidiary that secure Non-Recourse Debt or other obligations of such Unrestricted Subsidiary;

(14)                            Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other Trustees, agents (including the Paying Agent) and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided that such Liens are solely for the benefit of the Trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(15)                            Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16)                            filing of Uniform Commercial Code financing statements in connection with operating leases;

(17)                            bankers’ Liens, rights of setoff and similar rights, Liens arising out of judgments, attachments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which reserves have been made to the extent required by GAAP;

(18)                            Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(19)                            Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)                            grants of software and other technology licenses in the ordinary course of business;

(21)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)                            Liens on any property or asset acquired, constructed or improved by the Company or any of its Restricted Subsidiaries which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction, repair or improvement of such asset or property and (d) are limited to the asset or property so acquired, constructed, repaired or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(23)                            Liens in respect of Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(24)                            Liens on pipelines or pipeline facilities that arise by operation of law;

(25)                            Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, joint operating agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, reversionary interests and other similar interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(26)                            Liens to secure performance of Hedging Obligations of the Company or any Restricted Subsidiary entered into in the ordinary course of business and not for speculative purposes;

(27)                            Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to Indebtedness that does not exceed the greater of (i) $15.0 million and (ii) 1.0% of Adjusted Consolidated Net Tangible Assets at any one time outstanding; and

(28)                            any Lien renewing, extending, refinancing or refunding a Lien permitted by clause (3), (4) or (7) above; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

“Permitted Refinancing Indebtedness” means

(a)                                  with respect to Indebtedness any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any Restricted Subsidiary (other than intercompany Indebtedness); provided that:

(1)                                  the liquidation preference or principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)                                  such Permitted Refinancing Indebtedness has a final maturity date that is (A) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (B) more than 90 days after the final maturity date of the Securities;

(3)                                  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Securities or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities or the Note Guarantees, as applicable, on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                  such Permitted Refinancing Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary that is not a Guarantor if the Company or a Restricted Subsidiary that is a Guarantor is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(b)                                 with respect to Existing Preferred Stock, any Disqualified Stock or Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge such Existing Preferred Stock or Disqualified Stock; provided that:

(1)                                  the liquidation preference (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of such Existing Preferred Stock renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on such Existing Preferred Stock and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)                                  such Permitted Refinancing Indebtedness is (A) Disqualified Stock or (B) Indebtedness; provided that such Indebtedness shall be contractually subordinated to the notes pursuant to subordination terms that are customary for senior subordinated high yield debt securities; and

(3)                                  such Permitted Refinancing Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary that is not a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of this Indenture.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any Restricted Subsidiary.

“Projected Production” means the projected production of oil or natural gas (measured by volume unit or BTU equivalent, not sales price), in each case net of royalties, for the term of the contracts from Oil and Gas Properties that have attributable to them Proved Reserves, after deducting projected production from any Oil and Gas Properties sold or under contract for sale that had been included in such report and after adding projected production from any Oil and Gas Properties acquired or that had not otherwise been reflected in such report but that are reflected in a separate or supplemental Reserve Report.

“Proved Reserves” means crude oil and natural gas reserves constituting “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Recognized Value” means, with respect to any Oil and Gas Properties constituting Proved Reserves, the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons therefrom; provided, that in making such determinations present value shall be determined using a 10% discount factor and SEC pricing.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the notes to be dated as of the date of this Indenture, among the Company, the Guarantors and the Initial Purchasers, as amended or supplemented and (ii) any other registration rights agreement or similar agreement entered into in connection with the issuance of Additional Securities in a private offering by the Company after the date of this Indenture.

“Reserve Report” means a report setting forth, as of each December 31 and June 30, the oil and gas reserves attributable to the Proved Reserves of the Company and its Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date.  Until superseded, the Initial Reserve Report will be considered the Reserve Report.

“Responsible Officer” means, when used with respect to the Trustee, the Paying Agent, the Authenticating Agent or the Registrar, as applicable, any vice president, any assistant vice president, any trust officer or assistant trust officer or any other officer of the Trustee, the Paying Agent, the Authenticating Agent or the Registrar, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of, and familiarity with, the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means the Second Amended and Restated Credit Agreement, dated as of April 13, 2011, among the Company, the Bank of Montreal, as Administrative Agent and the various other financial institutions party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Security” means the Company’s 9.750% Senior Notes Due 2020 issued pursuant to this Indenture, including any Additional Securities (collectively, the “Securities”).

“Senior Indebtedness” means:

(1)                                  all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto; and

(2)                                  any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Securities or any Guarantee; and

(3)                                  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Indebtedness will not include:

(1)                                  any intercompany Indebtedness of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2)                                  any liability for Federal, state, local or other taxes owed or owing by the Company or any of its Subsidiaries;

(3)                                  any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)                                  any Indebtedness or other Obligation of the Company or any of its Subsidiaries which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of the Company or any of its Subsidiaries; or

(5)                                  any Indebtedness that is incurred in violation of this Indenture.

“S&P” means Standard & Poor’s Ratings Services, and any successor to the ratings business thereof.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Series C Capital Stock” means the Company’s 10.25% Series C Cumulative Preferred Stock, par value $0.01 per share.  Notwithstanding anything to the contrary, Series C Capital Stock outstanding on the date of this Indenture shall be deemed to be Disqualified Stock for purposes of this Indenture.

“Series D Capital Stock” means the Company’s 8.0% Series D Cumulative Preferred Stock, par value $0.01 per share.  Notwithstanding anything to the contrary, Series D Capital Stock outstanding on the date of this Indenture shall be deemed to be Disqualified Stock for purposes of this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Transactions” means the offering of the Securities, the offering of 35,000,000 shares of common stock, the repayment of the Company’s Term Loan Facility, the consummation of any other transactions in connection with the foregoing and the payment of the fees and expenses incurred in connection with the foregoing.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2016; provided, however, that if the period from the redemption date to May 15, 2016, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Paying Agent an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means any direct or indirect Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  except as permitted by Section 4.08, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless (a) the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or (b) such agreement, contract, arrangement or understanding is otherwise permitted under Section 4.08; provided, however, that to the extent that clause (a) or (b) is not satisfied, the excess value of such agreement, contract, arrangement or understanding shall be deemed a Restricted Payment;

(3)                                  is a Person with respect to which none of the Company or any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                  has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except to the extent such Guarantee would be released upon such designation.

provided, however, that items (1) through (4) shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under this Indenture.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

As of the date of this Indenture, Eureka Hunter Holdings, LLC, Eureka Hunter Pipeline, LLC, Eureka Hunter Land, LLC, Magnum Hunter Midstream, LLC, Magnum Hunter Marketing, LLC, Magnum Hunter Services, LLC, Triad Hunter Gathering, LLC, TransTex Gas Services, LLC Energy Hunter Securities, Inc., Sentra Corporation, and 54NG, LLC are Unrestricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                  the then outstanding principal amount of such Indebtedness.

SECTION 1.02.                               Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.08(a)
“Appendix”	2.01
“Authenticating Agent”	2.02
“Change of Control Purchase Date”	4.09(a)
“Company”	Preamble
“Covenant Defeasance”	8.01(b)
“Event of Default”	6.01
“Excess Proceeds”	4.07(c)
“Guaranteed Obligations”	10.01(a)
“incur”	4.05(a)
“Legal Defeasance”	8.01(a)
“Paying Agent”	2.03
“Payment Default”	6.01(5)(A)
“Permitted Debt”	4.05(b)
“Registrar”	2.03
“Restricted Payment”	4.04(a)(4)
“Security Register”	2.03
“Trustee”	Preamble

SECTION 1.03.                               Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.                               Rules of Construction.  Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  “including” means including without limitation;

(5)                                  words in the singular include the plural and words in the plural include the singular;

(6)                                  “will” shall be interpreted to express a command;

(7)                                  provisions apply to successive events and transactions;

(8)                                  references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)                                  unless the context otherwise requires, any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(10)                            unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(11)                            secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(12)                            the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the company dated such date prepared in accordance with GAAP;

(13)                            the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(14)                            all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

SECTION 2.01.                               Form and Dating.  Provisions relating to the Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”), which is hereby incorporated in, and expressly made part of, this Indenture.  The Securities and the Authenticating Agent’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in, and expressly made a part of, this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in the Appendix and Exhibit 1 are part of the terms of this Indenture.

SECTION 2.02.                               Execution and Authentication.  One Officer shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Authenticating Agent authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Authenticating Agent manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Authenticating Agent shall authenticate and deliver $450,000,000 of 9.750% Senior Notes Due 2020 and, at any time and from time to time thereafter, the Authenticating Agent shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.05.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Authenticating Agent includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.  The Trustee appoints Citibank as the initial Authenticating Agent.

The Authenticating Agent shall not be required to authenticate any Securities if the issue of such Securities pursuant to this Indenture shall affect the Authenticating Agent’s own rights, duties, protections, indemnities, or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonable acceptable to the Authenticating Agent.

The Trustee shall incur no liability for the appointment of any Authenticating Agent with respect to the Securities of one or more series or for any misconduct or negligence of such Authenticating Agent, including without limitation, its authentication of the Notes upon original issuance or pursuant to Section 2.13.

SECTION 2.03.                               Registrar and Paying Agent.

The Company shall maintain an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency (which may be the office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”).  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any Restricted Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints Citibank as Registrar and Paying Agent in connection with the Securities.  The Company initially appoints DTC to act as Depository with respect to the Global Securities.

In acting hereunder and in connection with the Securities, the Paying Agent and Registrar shall act solely as agents of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Securityholder.

SECTION 2.04.                               Paying Agent to Hold Money in Trust.  The Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent holds (as of 10:00 a.m., New York City time, on the due date) money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and premium, if any, and interest, if any, then due; provided, however, that to the extent any such funds are received by the Paying Agent from the Company after 10:00 a.m. New York City time on the due date, such funds will be distributed to the Holders within one Business Day of the receipt thereof.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.                               Securityholder Lists.  The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee, at such times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06.                               Transfer and Exchange.  A holder may transfer or exchange Securities in accordance with the provisions of this Indenture.  The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Securities.  Holders shall be required to pay all taxes due on transfer or exchange.  The Company shall not be required to transfer or exchange any Security selected for redemption.  Also, the Company shall not be required to transfer or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or between a record date and the next succeeding interest payment date.

SECTION 2.07.                               Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and, upon the Company’s request, the Authenticating Agent shall authenticate, in lieu of any such lost, destroyed or stolen Security, a replacement Security of the same series and of like tenor and principal.  If required by the Registrar or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Registrar to protect the Company, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  If, after the delivery of such replacement Security, a bona fide purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Registrar shall be entitled to recover such replacement Security from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company, the Trustee and any agent in connection therewith.

Upon the issuance of any new Security under this Section, the Company, the Paying Agent, or the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Paying Agent and Registrar and their respective counsels) connected therewith.

Subject to the final sentence of the initial paragraph of this Section 2.07, every replacement Security shall constitute an original additional contractual obligation of the Company and any Guarantor and shall be entitled to all of the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

SECTION 2.08.                               Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Authenticating Agent except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Registrar and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.                               Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Authenticating Agent shall, upon request of the Company, authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Authenticating Agent shall, upon request of the Company, authenticate definitive Securities and deliver them in exchange for temporary Securities.  Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 2.10.                               Cancellation.  The Company at any time may deliver Securities to the Registrar for cancellation.  The Registrar and no one else shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures.  Certification of such cancellation and/or destruction shall be delivered to the Company.  The Company may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Registrar for cancellation.

SECTION 2.11.                               Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner at the rate provided in the Securities and Section 4.01.  The Company may pay the defaulted interest at the rate provided in the Securities and Section 4.01 to the persons who are Securityholders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Paying Agent and, at least 15 days before any such subsequent record date, shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.                               CUSIP Numbers, ISINs, etc.  The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Paying Agent shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly advise the Paying Agent in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13.                               Issuance of Additional Securities.  After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.05, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price.  All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Paying Agent, the following information:

(1)                                  the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.05 that the Company is relying on to issue such Additional Securities; and

(2)                                  the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that if Additional Securities are issued with the same CUSIP number as any other Securities previously issued under this Indenture, then such Additional Securities shall be issued at a price that would not prevent such Additional Securities from being treated as fungible with such previously-issued Securities for U.S. federal income tax purposes.

ARTICLE 3

Redemption

SECTION 3.01.                               Notices to Trustee.  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or pursuant to Section 4.09(h), it shall notify the Paying Agent in writing of the redemption date, the principal amount of Securities to be redeemed and the provision of the Securities or this Indenture pursuant to which the redemption will occur.

Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.                               Selection of Securities to Be Redeemed.  If less than all of the Securities are to be redeemed at any time, the Paying Agent shall select Securities for redemption on a pro rata basis (or, in the case of Securities issued in global form, based on a method as DTC may require) unless otherwise required by law or applicable stock exchange or depositary requirements.  No Securities of $2,000 or less may be redeemed in part.

SECTION 3.03.                               Notice of Redemption.  Notices of redemption shall be mailed by the Paying Agent by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Securities to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture.  Notices of redemption may not be conditional, except (i) that any redemption pursuant to the second paragraph of Section 5 of the Securities, may, at the Company’s discretion, be subject to completion of the related Equity Offering and (ii) as described under Section 4.09.

The notice shall identify the Securities to be redeemed and shall state:

(1)                                  the redemption date;

(2)                                  the redemption price;

(3)                                  the name and address of the Paying Agent;

(4)                                  that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                  if less than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)                                  that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                  the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(8)                                  that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(9)                                  any conditions precedent applicable to the redemption.

At the Company’s request, upon written notice provided at least 45 days prior to the redemption date, the Paying Agent shall give the notice of redemption (with a copy to the Trustee) in the Company’s name and at the

Company’s expense.  In such event, the Company shall provide the Paying Agent with the information required by this Section and a copy of the notice of redemption to be mailed to the holders.

SECTION 3.04.                               Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the last sentence of this Section 3.04.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Registrar.  Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.  Any redemption or notice of redemption may, at the Company’s option, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.

SECTION 3.05.                               Deposit of Redemption Price.  At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of, premium, if any, and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Registrar for cancellation.

SECTION 3.06.                               Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part only, the notice of redemption that relates to that Security shall state the portion of the principal amount of that Security that is to be redeemed and a new Security in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the holder of Securities upon cancellation of the original Security.  Securities called for redemption become due on the date fixed for redemption.  On or after the redemption date, interest ceases to accrue on Securities or portions of Securities so redeemed.

ARTICLE 4

Covenants

SECTION 4.01.                               Payment of Securities.  The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

SECTION 4.02.                               Reports.

(a)                                  Whether or not the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the holders of the Securities without cost to any holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within five Business Days following the time periods specified therein.  In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company shall nevertheless make available such Exchange Act information to the Trustee and the holders of the Securities without cost to any holder as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer by posting such information on a freely accessible page of its website.

(b)                                 The Company shall be deemed to have furnished such reports and other information to the Trustee and the holders of Securities if it has filed such reports and other information with the SEC using the EDGAR filing system (or any successor filing system) or, if such system is not available to the Company, if it has filed such reports and other information on a freely accessible page of its website, and in each case, such reports and other information are publicly available thereon.

(c)                                  In addition, to the extent not satisfied by the foregoing, the Company shall agree that, for so long as any Securities are outstanding, it will furnish to holders of the Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)                                 If at any time the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then the Company shall hold quarterly conference calls that are publicly accessible within five Business Days after the Company’s earnings for the prior fiscal period have been made available to its stockholders, beginning when earnings for the quarter ended June 30, 2012 have been made available pursuant to this Section 4.02.  To the extent applicable, no fewer than three Business Days prior to the date of each such conference call, the Company shall issue a press release to an appropriate U.S. wire service announcing the time, the date of and access information related to such conference call.  The Trustee shall have no responsibility for determining whether or not such conference calls have been held.

(e)                                  Delivery of any information, documents and reports to the Trustee pursuant to this Section 4.02 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates.

SECTION 4.03.                               Taxes.  The Company will pay, and the Company will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Securityholders.

SECTION 4.04.                               Restricted Payments.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)                                  declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company, (ii) dividends or distributions payable to the Company or any Restricted Subsidiary or (iii) in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Restricted Subsidiary other than a wholly owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation); provided that the Company or one of its Restricted Subsidiaries receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities));

(2)                                  repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)                                  make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Securities or to any Note Guarantee (excluding any Indebtedness permitted by Section 4.05(b)(6)), except a payment of interest or a payment of principal at or within one year prior to the Stated Maturity thereof; or

(4)                                  make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)                              no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)                                the Company or such Restricted Subsidiary, as applicable would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.05(a); and

(C)                                such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and all Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by Section 4.04(b)(2), (3), (4), (5), (6), (7), (8), and (10), is less than the sum, without duplication, of:

(i)                                     50% of the Consolidated Net Income for the period (taken as one accounting period) from April 1, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)                                  100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company or any Restricted Subsidiary (other than from any of the Company or any Restricted Subsidiary) after the date of this Indenture (A) as a contribution to its common equity capital, (B) from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and other than net cash proceeds received from an issuance or sale of such Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)) or (C) upon the exercise after the Issue Date of any options, warrants or rights to purchase common stock of the Company; plus

(iii)                               to the extent not already included in Consolidated Net Income for such period or included in clause (v) below, if any Restricted Investment that was made by the Company or any Restricted Subsidiaries after the date of this Indenture is sold for cash (other than to the Company or any of its Restricted Subsidiaries) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

(iv)                              the amount by which Indebtedness or Disqualified Stock of the Company or the Restricted Subsidiaries incurred after the date of this Indenture is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by the Company or any Restricted Subsidiary) of any such Indebtedness or Disqualified Stock of the Company or the Restricted Subsidiaries convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any Restricted Subsidiaries upon such conversion or exchange; plus

(v)                                 to the extent that any Unrestricted Subsidiary designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary pursuant to the terms of this Indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the date of this Indenture, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Company’s (or any Restricted Subsidiary’s) Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture.

(b)                                 The provisions of Section 4.04(a) shall not prohibit:

(1)                                  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration or notice, the dividend would have complied with the provisions of this Indenture;

(2)                                  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such Restricted Payment occurs not more than 180 days after such sale, or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(ii) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 5 of the Securities;

(3)                                  the repurchase, redemption, defeasance or other acquisition or retirement for value of any Existing Preferred Stock or Disqualified Stock with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness or Indebtedness incurred pursuant Section 4.05(a), with a sale being deemed substantially concurrent if such repurchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 35 days after such sale;

(4)                                  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Securities or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)                                  so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary, whether upon the exercise or conversion of stock appreciation rights, restricted stock, unit options, restricted units, phantom units, warrants, incentives, rights to acquire Equity Interests or other derivative securities of such Equity Interests or otherwise, held by any current or former officer, director, member of management, consultant or employee (or their transferees, estates or beneficiaries under their estates) of the Company or any Restricted Subsidiary pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement, employment agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $4.0 million in any consecutive twelve-month period, plus, to the extent not previously applied or included,

(a)                                  the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests of the Company to officers, directors, members of management, consultants or employees of the Company or its Affiliates that occur after the date of this Indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to make Restricted Payments by virtue of Section 4.04(a)(4)(C)(ii)); and

(b)                                 the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of this Indenture;

(6)                                  the repurchase of Equity Interests deemed to occur upon the exercise or conversion of stock appreciation rights, restricted stock, unit options, restricted units, phantom units, warrants, incentives, rights to acquire Equity Interests or other derivative securities of such Equity Interests to the extent such Equity Interests represent a portion of the exercise price thereof and any repurchase or other acquisition of any of the foregoing made in lieu of withholding taxes in connection therewith;

(7)                                  so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of the Company or any Restricted Subsidiary (a) issued prior to the date of this Indenture, (b) issued on or after the date of this Indenture and (c) (i) with respect to Series D Capital Stock, in an aggregate amount not to exceed the maximum amount thereof permitted to be issued in accordance with the certificate of designation with respect thereto in effect on the date of this Indenture and (ii) otherwise in accordance with Section 4.05;

(8)                                  payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon (a) the exercise of options or warrants or (b) the conversion or exchange of Capital Stock of any such Person;

(9)                                  the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any subordinated Indebtedness, Preferred Stock or Disqualified Stock at a purchase price not greater than (a) 101% of the principal amount thereof or liquidation preference in the event of a change of control pursuant to a provision no more favorable to the holders than Section 4.09 or (b) 100% of the principal amount thereof or liquidation preference in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, in connection with any change of control offer or asset sale offer required by the terms of such Indebtedness, Preferred Stock or Disqualified Stock, but only if:

(i)                                     in the case of a Change of Control, the Company has complied with and satisfied its obligations as described in Section 4.09; provided that, prior to the making of any such Restricted Payment pursuant to clause (9)(a), the Company shall have made a Change of Control Offer and repurchased all Securities issued under this Indenture that were properly tendered for payment in connection with such offer to purchase; and

(ii)                                  in the case of an Asset Sale, the Company has complied with and satisfied its obligations as described in Section 4.07;

(10)                            so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the declaration or payment of any dividends or other distributions of Equity Interests of Eureka Hunter Pipeline, LLC in an aggregate amount not to exceed $50.0 million; or

(11)                            so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $30.0 million since the date of this Indenture.

(c)                                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4.04 will be determined, in the case of amounts under $25.0 million, by an officer of the Company and, in the case of amounts of $25.0 million or more, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.

(d)                                 For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (11) of Section 4.04(b) or as a Permitted Investment, the Company shall be permitted to classify (or later reclassify in its sole discretion) such Restricted Payment or Permitted Investment in any manner that complies with this Section 4.04, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses or of the definition of “Permitted Investment” in Section 1.01.

SECTION 4.05.                               Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and the Company will not, and will not permit any Restricted Subsidiary to issue any Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 Section 4.05(a) shall not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)                                  the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and any Guarantor thereunder) not to exceed (i) the greater of (A) $300.0 million and (B) 25% of the Company’s Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

(2)                                  the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness (other than described in clause (1) or (3));

(3)                                  the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the Securities and the related Note Guarantees to be issued on the date of this Indenture and (b) any Exchange Notes issued in exchange for such Securities (including any Guarantee thereof);

(4)                                  the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, repair or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary and related financing costs, and Attributable Debt in respect of sale and leaseback transactions, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this Section 4.05(b)(4), not to exceed at any time outstanding the greater of (A) $25.0 million and (B) 2.0% of Adjusted Consolidated Net Tangible Assets;

(5)                                  the incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock that was permitted by this Indenture to be incurred under Section 4.05(a) or clause (2), (3), (4), (5) or (17) of this Section 4.05(b);

(6)                                  the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

(A)                              if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Securities, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B)                                (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or any Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or any Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted at the time of such sale or transfer by this Section 4.05(b)(6);

(7)                                  the issuance by any Restricted Subsidiary to the Company or to any Restricted Subsidiary of any Preferred Stock; provided, however, that:

(A)                              any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or any Restricted Subsidiary; and

(B)                                any sale or other transfer of any such Preferred Stock to a Person that is not the Company or any Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted at the time of such sale or transfer by this Section 4.05(b)(7);

(8)                                  the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations in the ordinary course of business or customary in the Oil and Gas Business;

(9)                                  the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.05; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)                            the incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of self-insurance obligations or the financing of insurance premiums, or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business or customary in the Oil and Gas Business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11)                            the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)                            the incurrence by the Company or any Restricted Subsidiary of Permitted Acquisition Indebtedness;

(13)                            the incurrence by the Company or any Restricted Subsidiary of take or pay agreements or in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business or customary in the Oil and Gas Business;

(14)                            any obligation arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted by this Indenture, provided the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and any Restricted Subsidiaries in connection with such disposition;

(15)                            the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within five Business Days of such drawing;

(16)                            the incurrence by any Foreign Subsidiary of Indebtedness that, in the aggregate together with all other Indebtedness of all Foreign Subsidiaries, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (16), does not exceed the greater of (a) $25.0 million and (b) 1.5% of the Adjusted Consolidated Net Tangible Assets of all Foreign Subsidiaries, considered as a consolidated enterprise, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom; and

(17)                            the incurrence by the Company or any Guarantor of additional Indebtedness or the issuance by the Company of any Disqualified Stock or Preferred Stock in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (17), not to exceed at any time outstanding the greater of (i) $35.0 million and (ii) 2.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

(c)                                  The Company will not, and will not permit any Guarantor to, incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Securities or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(d)                                 For purposes of determining compliance with this Section 4.05, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 4.05(b)(1) through (17), or is entitled to be incurred pursuant to Section 4.05(a), the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.05.  Indebtedness under Credit Facilities outstanding on the date on which Securities are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.  The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.05; provided that the amount thereof is included in Fixed Charges as accrued to the extent required by the definition of such term.

(e)                                  The amount of any Indebtedness outstanding as of any date will be:

(1)                                  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)                              the Fair Market Value of such assets at the date of determination; and

(B)                                the amount of the related Indebtedness of the other Person.

SECTION 4.06.                               Restrictions on Distributions and Other Payments by Restricted Subsidiaries.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any Restricted Subsidiary; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.06;

(2)                                  make loans or advances to the Company or any Restricted Subsidiary; or

(3)                                  sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary.

(b)                                 Section 4.06(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(1)                                  agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture, as determined in good faith by the Company;

(2)                                  this Indenture, the Securities, the Note Guarantees, the Exchange Notes and any Guarantees thereof, or any other indentures governing debt securities issued by the Company or any Guarantor that are not materially more restrictive, taken as a whole, with respect to dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in this Indenture, Securities and the Guarantors’ Note Guarantees as in effect on the date of this Indenture as determined in good faith by Company;

(3)                                  agreements governing Indebtedness permitted to be incurred under Section 4.05 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Securities and the Note Guarantees or the Revolving Credit Facility as in effect on the date of this Indenture, as determined in good faith by the Company;

(4)                                  applicable law, rule, regulation, order, approval, governmental license, permit or similar restriction;

(5)                                  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6)                                  customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements, joint operating agreements or similar operational agreements or contracts or in licenses, easements or leases, in each case, entered into in the ordinary course of business or customary in the Oil and Gas Business;

(7)                                  mortgage financings and purchase money obligations for property acquired in the ordinary course of business or customary in the Oil and Gas Business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.06(a)(3);

(8)                                  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary or sales of such Restricted Subsidiary’s assets pending its sale or other disposition;

(9)                                  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined in good faith by the Company;

(10)                            Liens permitted to be incurred under the provisions of the covenant described under Section 4.10 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)                            provisions limiting the disposition, leasing, subleasing or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, farm-in and farm-out agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into (a) in the ordinary course of business or customary in the Oil and Gas Business or (b) with the approval of the Company’s Board of Directors, in each case, which limitation is applicable only to the assets that are the subject of such agreements;

(12)                            encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or customary in the Oil and Gas Business;

(13)                            encumbrances or restrictions of the nature described in clause (3) of the preceding paragraph contained in agreements or instruments described in the definition of “Permitted Business Investments” or governing any Permitted Acquisition Indebtedness, so long as such agreement or instrument (a) was not entered into in contemplation of the acquisition, merger or consolidation transaction related thereto and (b) is not applicable to any Person, or the assets of any Person, other than the Person, or the assets or Subsidiaries of the Person, subject to such acquisition, merger or consolidation, so long as the agreement containing such restriction does not violate any other provisions of this Indenture;

(14)                            any agreement or instrument relating to any property or assets acquired after the date of this Indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions; and

(15)                            Hedging Obligations incurred from time to time.

SECTION 4.07.                               Asset Sales.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)                                  The Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                  at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary and all other Asset Sales since the date of this Indenture is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(A)                              any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B)                                any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(C)                                accounts receivable of a business retained by the Company or any of its Restricted Subsidiaries, as the case may be, following the sale of such business; provided that such accounts receivable (i) are not past due more than 90 days and (ii) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable;

(D)                               any Capital Stock or assets of the kind referred to in Section 4.07(b)(2) or Section 4.07(b)(4); and

(E)                                 all other assets (except cash, Cash Equivalents and the liabilities and properties to the extent specified in the preceding clauses (a) through (d)) received for all Asset Sales since the date of this Indenture to the extent that the Fair Market Value of all such other assets does not exceed in the aggregate 10% of the Company’s Adjusted Consolidated Net Tangible Assets at the time of determination;

provided that in the case of any Asset Sale pursuant to a condemnation, appropriation or similar taking, including by deed in lieu of condemnation, such Asset Sale shall not be required to satisfy the requirements of items (1) and (2) above.  Notwithstanding the preceding, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

(b)                                 Within 365 days after the receipt of any Net Proceeds from an Asset Sale the Company (or any Restricted Subsidiary) may apply such Net Proceeds:

(1)                                  to prepay, repay, purchase, repurchase, redeem, reduce, defease or acquire or retire (i) Obligations under Secured Indebtedness of the Company or any Restricted Subsidiary, (ii) Obligations under Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or another Restricted Subsidiary) or (iii) Obligations under Senior Indebtedness (provided that if the Company or any Guarantor shall so reduce Obligations under unsecured Senior Indebtedness, the Company will equally and ratably reduce Obligations under the notes as provided under the second paragraph of Section 5 of the Securities, through open market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders of the notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, the pro rata principal amount of notes), in each case other than Indebtedness owed to the Company or any Restricted Subsidiary

(2)                                  to acquire all or substantially all of the assets of, or any Capital Stock of, one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary;

(3)                                  to make capital expenditures in respect of the Company’s or any Restricted Subsidiary’s Oil and Gas Business; or

(4)                                  to acquire other assets (other than Capital Stock) that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business;

provided, that Section 4.07(b)(2) through (4) shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to herein is entered into by the Company or any Restricted Subsidiary, as the case may be, with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may reduce revolving credit borrowings or invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(c)                                  Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.07(b) shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten Business Days thereof, the Company will make an offer (an “Asset Sale Offer”) to all holders of Securities and all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Securities and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of Securities on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Securities tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of Securities, the Paying Agent will select the Securities to be purchased on a pro rata basis (except that any Securities represented by a Security in global form will be selected as discussed in the Offering Memorandum under the section titled “Book-Entry, Delivery and Form” based on a method as DTC may require), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)                                 Notwithstanding Sections 4.07(a) to (c), the sale, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, will be governed by Section 4.09 and/or Section 5.01 and not by this Section 4.07.

(e)                                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07 or compliance with this Section 4.07 would constitute a violation of any such laws or regulations, the Company shall comply with such applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of such compliance.

SECTION 4.08.                               Transactions with Affiliates.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)                                  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary (as applicable) than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)                                  the Company delivers to the Trustee:

(A)                              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this Section 4.08 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any; and

(B)                                with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 4.08(a):

(1)                                  any employment or consulting agreement, employee benefit plan, stock ownership or stock option plan, officer or director indemnification, compensation or severance agreement or any similar arrangement existing on the date of this Indenture and any entered into thereafter by the Company or any Restricted Subsidiary in the ordinary course of business or customary in the Oil and Gas Business and payments, awards, grants or issuances pursuant thereto;

(2)                                  loans or advances to employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(3)                                  transactions between or among the Company and one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

(4)                                  transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly indirectly, an Equity Interest in, or otherwise controls, such Person;

(5)                                  payment of customary fees and reimbursements of expenses and other benefits (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company, any Restricted Subsidiary or an Affiliate of the Company, including provisions of officers’ and directors’ liability insurance;

(6)                                  any issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of capital contributions from, Affiliates of the Company;

(7)                                  Permitted Investments or Restricted Payments that do not violate Section 4.04, including any transaction that would constitute a Restricted Payment but for the exclusions from the definition thereof;

(8)                                  any transaction between the Company or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the Company or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(9)                                  pledges by the Company or any Restricted Subsidiary of the Company of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Company’s Unrestricted Subsidiaries;

(10)                            transactions effected, and payments made, in accordance with the terms of the agreements as such agreements are in effect on the date of this Indenture, and, except in the case of agreements entered into during any time that this covenant is suspended in accordance with the terms of this Indenture, described in the Offering Memorandum under the caption “Certain Relationships and Related Transactions” or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Party Transaction” and, in each case, any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially more disadvantageous taken as a whole, to the holders of the Securities than the agreement so amended or replaced, as determined in good faith by the Board of Directors of the Company;

(11)                            transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture (a) which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate and (b) with respect to which the Company has complied Sections 4.08(a)(2)(A) or (B); and

(12)                            in the case of contracts for exploring for, producing, marketing, storing, treating or otherwise handling, gathering, processing or transporting Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business or customary in the Oil and Gas Business and otherwise in compliance with the terms of this Indenture (a) which are fair to the Company or any Restricted Subsidiary, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate and (b) with respect to which the Company has complied with Sections 4.08(a)(2)(A) or (B).

SECTION 4.09.                               Change of Control.

(a)                                  If a Change of Control occurs, unless the Company at such time has given notice of redemption under the second paragraph of Section 5 of the Securities with respect to all outstanding Securities, each holder of Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Securities pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture.  In the Change of Control Offer, the Company will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of Securities on the relevant record date to receive interest due on the relevant interest payment date.

(b)                                 Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption under the second paragraph of Section 5 of the Securities with respect to all outstanding Securities, or, at the Company’s option as set forth below, in advance of a Change of Control, the Company shall mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities properly tendered prior to the expiration date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(c)                                  Promptly following the expiration of the Change of Control Offer, the Company shall, to the extent lawful, accept all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer.  Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

(1)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(2)                                  deliver or cause to be delivered to the Registrar the Securities properly tendered and accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company pursuant to the Change of Control Offer.

(d)                                 The Paying Agent shall promptly mail or wire transfer to each holder of Securities properly tendered the Change of Control Payment for such Securities (or, if all the Securities are then in global form, make such payment through the facilities of DTC), and the Authenticating Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(e)                                  On the Change of Control Payment Date, all Securities purchased by the Company under this Section 4.09 shall be delivered by the Company to the Registrar for cancellation, and the Company shall pay the Change of Control Payment to the holders entitled thereto.

(f)                                    The Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture and pursuant to Section 5 of the Securities unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(g)                                 Securities repurchased by the Company pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and cancelled, at the option of the Company.  Securities purchased by a third party pursuant to clause (1) of Section 4.09(f) will have the status of Securities issued and outstanding.

(h)                                 In the event that holders of not less than 90% in aggregate principal amount of the outstanding Securities accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company pursuant to clause (1) of Section 4.09(f)) purchases all of the Securities held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, to redeem all of the Securities that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Securities that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

SECTION 4.10.                               Liens.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or otherwise cause or permit to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness (including Attributable Debt) upon any of their property or assets, now owned or hereafter acquired, unless all payments due to the holders under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

(b)                                 Any Lien on any assets of the Company or any Restricted Subsidiary created for the benefit of the holders of the Securities pursuant to Section 4.10(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as there are no other Liens of any kind (other than Permitted Liens) on such assets securing Indebtedness.

SECTION 4.11.                               [Reserved].

SECTION 4.12.                               Additional Guarantees.  The Company shall not permit any of its Restricted Subsidiaries that are not then Guarantors to either (a) guarantee the payment of any Indebtedness of the Company or any other Guarantor or (b) incur any Indebtedness, in each case, under any Credit Facility pursuant to Section 4.05(b)(1), in each case, unless such Subsidiary becomes a Guarantor by executing a supplemental indenture and a joinder or supplement to the Registration Rights Agreement and delivering an opinion of counsel satisfactory to the Trustee and the Paying Agent within 30 Business Days after the date that Subsidiary was acquired or created or on which it guaranteed such Indebtedness.  The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor.

SECTION 4.13.                               [Reserved].

SECTION 4.14.                               Designation of Restricted and Unrestricted Subsidiaries.

(a)                                  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company or the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.04 or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company.  Such designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b)                                 Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.04.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 4.05, the Company will be in default of such covenant.

(c)                                  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.05, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

SECTION 4.15.                               Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a statement regarding compliance with this Indenture to the best of the knowledge of the signatories thereto.  Within 30 days of any officer of the Company becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee and the Paying Agent a statement specifying such Default or Event of Default.

SECTION 4.16.                               Suspension of Certain Covenants when Securities Are Rated Investment Grade.

(a)                                  If on any date following the date of this Indenture:

(1)                                  the Securities are rated by both of the Rating Agencies as having an Investment Grade Rating; and

(2)                                  no Default or Event of Default shall have occurred and be continuing,

then, upon the Company’s delivery of notice of such events to the Trustee, the covenants described in Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.14, 5.01(a)(4) and 4.12 are suspended.

(b)                                 During any period that the covenants described in Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.14 5.01(a)(4) and 4.12 have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described in Section 4.14.

(c)                                  Notwithstanding the foregoing, if the rating assigned by either Rating Agency should subsequently decline to below Investment Grade Rating, the covenants described in Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.14, 5.01(a)(4) and 4.12 will be reinstituted as of and from the date of such rating decline (the “Reversion Date”).  In the event of any such reinstatement, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the suspended covenants during a suspension period (or on the Reversion Date or after the suspension period based solely on events that occurred during the suspension period).  On each Reversion Date, all Indebtedness incurred during the suspension period prior to such Reversion Date will be deemed to be Permitted Indebtedness under Section 4.05(b)(3).  Calculations under the reinstated covenant described in 4.04 will be made as if the Restricted Payments had been in effect since the date of this Indenture, except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while the covenant described in Section 4.04 was suspended.  In addition, for the purposes of Sections 4.06 and 4.08, all agreements and arrangements entered into during the period in which such covenants are suspended shall be deemed to have been entered into and existing prior to the date of this Indenture.  For purposes of Section 4.07, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

SECTION 4.17.                               Stay, Extension and Usury Laws.  Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee and the Paying Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 5

Merger, Consolidation or Sale of All or Substantially All Assets

SECTION 5.01.                               The Company May Consolidate, Merge, Etc. only on Certain Terms.  [Reserved]

(b)                                 The Company may not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the survivor), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)                                  either:  (A) the Company is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)                                  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Securities, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Default or Event of Default exists;

(4)                                  except in the case of a consolidation or merger of the Company with or into a Guarantor, or a sale, assignment, transfer, conveyance, lease or other disposal to a Guarantor, immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Company, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the  Fixed Charge Coverage Ratio test set forth in Section 4.05(a) or (b) the Fixed Charge Coverage Ratio of the Company equal to or greater than the Fixed Charge Coverage Ratio of Company immediately prior to such transaction; and

(5)                                  the Company has delivered to the Trustee and an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with this Indenture.

This Section 5.01(b) shall not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets by any Restricted Subsidiary to the Company.  Sections 5.01(b)(3) and 5.01(a)(4) shall not apply to (1) any merger or consolidation of any Restricted Subsidiary into the Company or (2) any merger or consolidation of the Company with or into an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction.

SECTION 5.02.                               The Guarantors May Consolidate, Etc. only on Certain Terms.  A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)                                  immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2)                                  either:

(A)                              (i) in the case of a consolidation or merger, the Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; or

(B)                                such transaction or series of transactions does not violate Section 4.07.

Notwithstanding the foregoing, any Guarantor may (A) consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to the Company or to another Guarantor or (B) dissolve, liquidate or windup its affairs if at that time it does not hold any material assets.

ARTICLE 6

Defaults and Remedies

SECTION 6.01.                               Events of Default.  Each of the following is an “Event of Default”:

(1)                                  default for 30 days in the payment when due of interest and Additional Interest, if any, on the Securities;

(2)                                  default in the payment when due (at stated maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Securities;

(3)                                  failure by  the Company to comply with Sections 4.09 and Article 5;

(4)                                  failure by the Company or any Restricted Subsidiary for 60 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with any of the other agreements in this Indenture;

(5)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)                              is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness when due after giving effect to any grace period provided in such Indebtedness (a “Payment Default”); or

(B)                                results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; provided, however, if, prior to any acceleration of the Securities, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 Business Day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Securities) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(6)                                  failure by the Company or any Restricted Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)                                  except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8)                                  the Company or any Restricted Subsidiary that is a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case under any Bankruptcy Law;

(B)                                consents to the entry of an order for relief against it in an involuntary case; or

(C)                                makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency, but excluding any of the above for the purposes of a solvent reconstruction, amalgamation or winding-up in connection with a transfer of assets solely to the Company or any Guarantor or a scheme of arrangement that does not result in the liquidation, provisional liquidation, winding-up or dissolution of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (unless the assets of the Restricted Subsidiary are transferred to the Company or a Guarantor);

(9)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company, any Guarantor, any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

(B)                                appoints a Securities Custodian of the Company, any Guarantor, any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for any substantial part of its or their property; or

(C)                                orders the winding-up or liquidation of the Company, any Guarantor, any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days, and in relation to clauses (B) and (C), excluding any of the above clauses (B) and (C) for the purposes of a solvent reconstruction, amalgamation or winding-up in connection with a transfer of assets solely to the Company or any Guarantor or a scheme of arrangement that does not result in the liquidation, provisional liquidation, winding-up or dissolution of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (unless the assets of the Restricted Subsidiary are transferred to the Company or a Guarantor);

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (4) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company of the default and the Company or any Restricted Subsidiaries do not cure such default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02.                               Acceleration.  In the case of an Event of Default specified in Section 6.01 (8) or (9), with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Securities will become due and payable immediately without further action or notice.

If any other Event of Default occurs and is continuing, and is known to the Trustee, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately.

The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                               Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative, to the extent permitted by law.

No right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.04.                               Waiver of Past Defaults.  The holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may, on behalf of the holders of all of the Securities, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Securities.  When a Default or Event of Default is waived, it is deemed cured, but not such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.                               Control by Majority.  The holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.                               Limitation on Suits.  Subject to Article 7, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any holders of Securities unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no holder of a Security may pursue any remedy with respect to this Indenture or the Securities unless:

(1)                                  such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                  holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)                                  such holder or holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                  the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                  during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with such request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.  In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07.                               Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of, premium, if any, and interest or Additional Interest, if any, on the Securities held by such holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 6.08.                               Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.                               Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a Trustee in bankruptcy or other Person performing similar functions, and any Securities Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters it deems advisable.

SECTION 6.10.                               Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee and the Paying Agent pro rata for amounts due under Section 7.07;

SECOND:  to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:  to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.  At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.                               Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court of competent jurisdiction in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12.                               Waiver of Stay or Extension Laws.  Each of the Company and the Guarantors (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01.                               Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee, once it becomes aware of any such Event of Default, shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but shall not be required to verify any mathematical calculations contained therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                  this Section 7.01(c)(1) does not limit the effect of Section 7.01(b);

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)                                    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

SECTION 7.02.                               Rights of Trustee.

(a)                                  The Trustee may conclusively rely on any document believed in good faith by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys, nominees, custodians and agents and shall not be responsible for the misconduct or negligence of any attorney, nominee, custodian or agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, subject to Section 7.01(c).

(e)                                  The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders including without limitation instituting, conducting or defending any litigation unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, security, other evidence of indebtedness or other paper or document.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless (i) a Responsible Officer of the Trustee has actual knowledge thereof or (ii) written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i)                                     The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(j)                                     The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(k)                                  Notwithstanding any provisions herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

(l)                                     In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damages and regardless of the form of action.

(m)                               The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated and indemnified, are extended to, and shall, to the extent they are applicable to Citibank in the performance of its respective capacities provided for in this Indenture, be enforceable by Citibank, in each of its respective capacities hereunder, including its capacity as Paying Agent, Registrar and Authenticating Agent.

SECTION 7.03.                               Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                               Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Securities or any disclosure material distributed with respect to any series of Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible or liable for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.                               Notice of Defaults.  If a Default occurs, is continuing and is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived.  Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold from Securityholders notice of any continuing Default if it determines that withholding notice is in the interest of the holders.

SECTION 7.06.          Reports by Trustee to Holders.  As promptly as practicable after each May 15, beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with Trust Indenture Act § 313(a), if such report is required by Trust Indenture Act § 313.  The Trustee shall also comply with Trust Indenture Act § 313(b) and (d).

SECTION 7.07.          Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its services as agreed by the Company and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, liability, damage, claim or expense (including attorneys’ fees and expenses) including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any holder or any other Person) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.  Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.  The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.          Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the holders of a majority in principal amount of the Securities and such holders do not reasonably and promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.          Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or entity, the resulting, surviving or transferee corporation or entity without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.          Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of the Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

SECTION 7.11.          Preferential Collection of Claims Against the Company.  The Trustee shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE 8

Defeasance

SECTION 8.01.          Discharge of Liability on Securities; Defeasance.

(a)           The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding Securities and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)           the rights of holders of outstanding Securities to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Securities when such payments are due from the trust pursuant to Section 8.02(1);

(2)           the Company’s obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)           the rights, powers, trusts, duties and immunities of the Trustee under this Indenture, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)           the provisions of this Article 8 with respect to Legal Defeasance (as defined under Section 8.01(a)).

(b)           The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to Sections 4.02, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.12, 4.14, 4.16, and 5.01(b)(4) (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Securities.  In the event Covenant Defeasance occurs, all Events of Default described under Section 6.01 (except Sections 6.01(1), (2), (8) and (9)) will no longer constitute an Event of Default with respect to the Securities.

SECTION 8.02.          Conditions to Defeasance.  In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Company must irrevocably deposit with the Paying Agent, in trust, for the benefit of the holders of the Securities, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to such stated date for payment or to a particular redemption date;

(2)           in the case of Legal Defeasance, the Company must deliver to the Trustee and the Paying Agent an Opinion of Counsel reasonably acceptable to the Trustee and the Paying Agent confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company must deliver to the Trustee and the Paying Agent an Opinion of Counsel reasonably acceptable to the Trustee and the Paying Agent confirming that the holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)           the Company must deliver to the Trustee and the Paying Agent an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)           the Company must deliver to the Trustee and the Paying Agent an Officers’ Certificate and an Opinion of Counsel, reasonably acceptable to the Trustee and the Paying Agent, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.03.          Application of Trust Money.  The Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from U.S. Government Obligations to the payment of principal of and interest on the Securities in accordance with this Indenture.

SECTION 8.04.          Repayment to the Company.  The Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05.          Indemnity for Government Obligations.  The Company shall pay and shall indemnify the Trustee and the Paying Agent against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than such tax, fee or other charge which by law is for the account of the holders of the outstanding Securities.

SECTION 8.06.          Reinstatement.  If the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court of competent jurisdiction or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture with respect to the Securities and each Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on, premium, if any, or principal of any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01.          Without Consent of Holders.  Without the consent of any holder of Securities, the Company, the Guarantors, the Trustee and the Paying Agent may amend or supplement this Indenture, the Securities or the Note Guarantees to:

(1)           cure any ambiguity, omission, defect or inconsistency;

(2)           provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)           provide for the assumption of the Company’s or a Guarantor’s obligations to holders of Securities and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable, including the addition of any required co-issuer of the Securities;

(4)           make any change that would provide any additional rights or benefits to the holders of Securities or that does not adversely affect the legal rights under this Indenture of any holder of Securities in any material respect;

(5)           to conform the text of this Indenture, the Securities or the Note Guarantees to any provision of the “Description of Notes” contained in the Offering Memorandum;

(6)           provide for the issuance of Exchange Notes and related Note Guarantees or additional Securities and related Note Guarantees in accordance with the provisions set forth in this Indenture;

(7)           secure the Securities or the Note Guarantees pursuant to the requirements of Section 4.10;

(8)           to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in this Indenture;

(9)           to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee;

(10)         to comply with any requirements to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(11)         to comply with the rules of any applicable securities depository.

After an amendment under this Section becomes effective, the Company shall mail to holders of the Securities a notice briefly describing such amendment.  The failure to give such notice to all holders of the Securities, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02.          With Consent of Holders.  This Indenture, the Securities or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding Securities (including, without limitation, additional Securities, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Securities or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Securities (including, without limitation, additional Securities, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).  However, without the consent of each holder of Securities affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting holder):

(1)           reduce the principal amount of Securities whose holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Security or alter or waive any of the provisions with respect to the redemption or repurchase of the Securities (except Section 4.09);

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)           waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Securities (except a rescission of acceleration of the Securities by the holders of a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration);

(5)           make any Security payable in money other than that stated in the Securities;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Securities to receive payments of principal of, premium on, if any, or interest, if any, on, the Securities (other than as permitted by Section 9.02(7));

(7)           waive a redemption or repurchase payment with respect to any Security (other than a payment required by Section 4.09);

(8)           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)           make any change in the preceding amendment, supplement and waiver provisions; or

(10)         make any change to or modify the ranking of the Securities.

It shall not be necessary for the consent of the holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03.          Reserved.

SECTION 9.04.          Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a holder of a Security shall bind the holder and every subsequent holder of that Security or portion of the Security that evidences the same debt as the consenting holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Security or portion of the Security if the Trustee and the Paying Agent each receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Securityholder.  An amendment or waiver becomes effective in accordance with its terms.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.          Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Paying Agent may require the holder of the Security to deliver it to the Registrar.  The Registrar may place an appropriate notation on the Security regarding the changed terms and return it to the holder.  Alternatively, if the Company or the Paying Agent so determine, the Company in exchange for the Security shall issue and the Authenticating Agent shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06.          Trustee and Paying Agent to Sign Amendments.  The Trustee and Citibank, in each of its respective capacities, shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee and Citibank, in each of its respective capacities, as applicable.  If it does, the Trustee and Citibank, in each of its respective capacities, may but need not sign it.  In signing such amendment the Trustee and Citibank in each of its respective capacities shall receive indemnity satisfactory to it and shall receive, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE 10

Guarantees

SECTION 10.01.    Guarantees.

(a)           Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally on an unsecured basis, to each holder and to the Trustee and its successors and assigns (1) the full and punctual payment of principal of, premium on, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (2) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)           To the fullest extent allowed by applicable law, each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  To the fullest extent allowed by applicable law, each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by:  (1) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any holder or the Trustee or Paying Agent for the Guaranteed Obligations or any of them; (5) the failure of any holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and (to the extent it may lawfully do so) waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(c)           To the fullest extent allowed by applicable law, except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, to the fullest extent allowed by applicable law, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

(d)           Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium on, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(e)           In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium on, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Paying Agent an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the holders and the Paying Agent.

(f)            Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(g)           Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section.

SECTION 10.02.        Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03.        Successors and Assigns.  This Article 10 shall be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of the successors and permitted assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.        No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.        Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Paying Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.        Release of Guarantor.  A Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) without the consent of any holders:

(a)           in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or any Restricted Subsidiary, if the sale or other disposition does not violate Section 4.07;

(b)           in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or any Restricted Subsidiary, if the sale or other disposition does not violate Section 4.07 and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(c)           if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(d)           if the Indebtedness which resulted in the obligations to Guarantee the Securities pursuant to Section 4.12 is repaid;

(e)           upon the liquidation or dissolution of any Guarantor that does not constitute a Default or Event of Default;

(f)            in the case of any Restricted Subsidiary which after the date of this Indenture is required to guarantee the Securities pursuant to Section 4.12, the release or discharge of the guarantee by such Restricted Subsidiary of all of the Indebtedness of the Company or any Guarantor or the repayment of all of the Indebtedness which resulted in the obligation to guarantee the Securities; or

(g)           upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture as provided under Article 8.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07.        Contribution.  Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

Satisfaction and Discharge

SECTION 11.01.        Satisfaction and Discharge.

(a)           This Indenture will be discharged and will cease to be of further effect as to all Securities issued thereunder (except as to surviving rights of registration of transfer or exchange of the Securities and as otherwise specified in this Indenture), when:

(1)           either:

(A)          all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Registrar for cancellation; or

(B)           all Securities that have not been delivered to the Registrar for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities not delivered to the Registrar for cancellation for principal of, premium on, if any, or interest, if any, on, the Securities to the date of stated maturity or redemption;

(2)           in respect of Section 11.01(a)(1)(B), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);

(3)           the Company has paid or caused to be paid all sums payable by the Company under this Indenture; and

(4)           the Company has delivered irrevocable instructions to the Paying Agent to apply the deposited money toward the payment of the Securities at stated maturity or on the redemption date, as the case may be.

(b)           In connection with any discharge under this Article 11, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee and to the Paying Agent stating that all conditions precedent to satisfaction and discharge have been satisfied.

ARTICLE 12

Miscellaneous

SECTION 12.01.        Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act § 318(c), the duties imposed by such section will control.

SECTION 12.02.        Notices.  Except for such notice described in Section 4.02(c), any notice, request or communication shall be in writing (including facsimile and electronic transmission in PDF format) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Guarantor:

Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
Fax:  (832) 369-6992
Attn:  Ronald D. Ormand, Chief Financial Officer

if to the Trustee:

Wilmington Trust, National Association
Attn:  Capital Markets and Agency Services/Magnum Hunter Senior Notes due 2020

Rodney Square North

1100 N. Market Street
Wilmington, Delaware 19890-1615
Fax:  (302) 636-4145

If to the Paying Agent:

For Security Surrender/Transfer Purposes:

Citibank, N.A.

Agency & Trust

111 Wall Street, 15th Floor

New York, New York 10005

Attention: 15th Floor Window/Magnum Hunter Senior Notes due 2020

For all other purposes:

Citibank, N.A.

Agency & Trust

388 Greenwich Street, 14th Floor

New York, New York 10013

Attn: Magnum Hunter Senior Notes due 2020

Fax: (212) 816-5527

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.        Communication by Holders with Other Holders.  Securityholders may communicate pursuant to Trust Indenture Act § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company, any Guarantor, the Trustee, the Paying Agent, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

SECTION 12.04.        Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company or any of the Guarantors to the Trustee or to the Paying Agent to take or refrain from taking any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee or the Paying Agent, as applicable:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or Paying Agent, as applicable, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Paying Agent, as applicable, stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that such Opinion of Counsel shall not be required to be furnished in connection with the issuance of the Securities on the Issue Date.

SECTION 12.05.        Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06.        When Securities are Disregarded.  In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee or the Paying Agent shall be protected in conclusively relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee or the Paying Agent, as the case may be, actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07.        Consent to Jurisdiction and Service of Process.  The Company and each of the Guarantors hereby appoints the principal office of Corporation Service Company in The City of New York which, on the date hereof, is located at 1180 Avenue of the Americas  Suite 210, New York, New York 10036, as the authorized agent thereof (the “Authorized Agent”) upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Securities which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in The Borough of Manhattan, The City of New York, by the Holder of any Security, and to the fullest extent permitted by applicable law, the Company hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Holders from time to time of the Securities, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets.  Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor’s acceptance of such appointment, shall have occurred.  The Company agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action against the Company arising out of or based on any Security may also be instituted by the Holder of such Security in any court in the jurisdiction of organization of the Company, and the Company expressly accepts the jurisdiction of any such court in any such action.  The Company shall require the Authorized Agent to agree in writing to accept the foregoing appointment as agent for service of process.

SECTION 12.08.        Waiver of Immunity.  To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Securities, the Company, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 12.09.        Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Registrar and the Paying Agent may make reasonable rules and set reasonable requirements for their functions.

SECTION 12.10.        Legal Holidays.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.11.        Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.12.        No Recourse Against Others.  No director, officer, employee, member, partner, incorporator or stockholder of the Company or any of its Subsidiaries, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation or the transactions contemplated thereby.  Each holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 12.13.        Successors.  All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind their successors.  All agreements of the Trustee, the Paying Agent, the Authenticating Agent and the Registrar in this Indenture shall bind its successors.

SECTION 12.14.        Severability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15.        Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.16.        Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.17.        WAIVER OF JURY TRIAL.  THE COMPANY, THE GUARANTORS AND THE TRUSTEE, PAYING AGENT, REGISTRAR AND AUTHENTICATING AGENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.18.        U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and Paying Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and Paying Agent.  The parties to this Indenture agree that they will provide the Trustee and Paying Agent with such information as it may request in order for the Trustee and Paying Agent to satisfy the requirements of the U.S.A. Patriot Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Executive Vice President & Chief Financial Officer

GUARANTORS:

ALPHA HUNTER DRILLING, LLC

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Vice President

BAKKEN HUNTER, LLC

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Executive Vice President

EAGLE FORD HUNTER, INC.

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Vice President, Treasurer & Secretary

HUNTER AVIATION, LLC

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Vice President & Treasurer

HUNTER REAL ESTATE, LLC

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Vice President

[Signature Page to Indenture]

MAGNUM HUNTER PRODUCTION, INC.

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Chief Financial Officer

MAGNUM HUNTER RESOURCES GP, LLC

BY: MAGNUM HUNTER RESOURCES
CORPORATION, its Sole Member

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Executive Vice President & Chief Financial Officer

MAGNUM HUNTER RESOURCES, LP

BY: MAGNUM HUNTER RESOURCES GP,
LLC, its General Partner

BY: MAGNUM HUNTER RESOURCES
CORPORATION, its Sole Member

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Executive Vice President & Chief Financial Officer

NGAS GATHERING, LLC

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Chief Financial Officer

NGAS HUNTER, LLC

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Vice President & Treasurer

[Signature Page to Indenture]

PRC WILLISTON LLC

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Vice President

TRIAD HUNTER, LLC

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Vice President

WILLISTON HUNTER, INC.

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Executive Vice President and
Chief Financial Officer

WILLISTON HUNTER ND, LLC

By:	/s/ Ronald D. Ormand
Name: Ronald D. Ormand
Title: Vice President and Treasurer

[Signature Page to Indenture]

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION

Solely in its capacity as TRUSTEE

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Assistant Vice President

[Signature Page to Indenture]

PAYING AGENT, REGISTRAR AND AUTHENTICATING AGENT:

CITIBANK, N.A.,

Solely in its capacity as Paying Agent, Registrar and Authenticating Agent

By:	/s/ Valerie Delgado
Name: Valerie Delgado
Title: Vice President

[Signature Page to Indenture]

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO SECURITIES

1.             Definitions.

1.1           Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

“Initial Purchasers” means (1) with respect to the Securities issued on the Issue Date, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BMO Capital Markets Corp., Capital One Southcoast, Inc., Deutsche Bank Securities Inc. Goldman, Sachs & Co., RBC Capital Markets, LLC, UBS Securities LLC, ABN AMRO Securities (USA) LLC, KeyBanc Capital Markets Inc., SunTrust Robinson Humphrey, Inc., Canaccord Genuity Inc., MLV & Co., Simmons & Company International, Stephens Inc., and Wunderlich Securities, Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Rule 144A Purchase Agreement.

“Rule 144A Purchase Agreement” means (1) with respect to the Securities issued on the Issue Date, the Purchase Agreement among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2           Other Definitions.

Term	Defined in Section:

“Agent Members”	2.1(b)

“Regulation S”	2.1(a)

“Regulation S Global Security”	2.1(a)

“Rule 144A”	2.1(a)

“Rule 144A Global Security”	2.1(a)

2.             The Securities.

2.1           (a)  Form and Dating.  The Securities will be offered and sold by the Company pursuant to a Rule 144A Purchase Agreement.  The Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”).  Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein.  Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); and Securities resold pursuant to Regulation S shall be issued in the form of one or more global securities in fully registered form (the “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Authenticating Agent as provided in this Indenture.

Beneficial interests in Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Security first delivers to the Registrar a written certificate (in a form satisfactory to the Registrar) to the effect that the beneficial interest in the Regulation S Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Registrar a written certificate (in the form set forth on the reverse of the Security) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities.”  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)           Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Authenticating Agent shall, in accordance with this Section 2.1(b) and Section 2.2, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be

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delivered by the Paying Agent to such Depository or pursuant to such Depository’s instructions or held by the Paying Agent as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Paying Agent as the custodian of the Depository or under such Global Security, and the Company, the Trustee, the Paying Agent, the Registrar and any agent of the Company or the Trustee, the Paying Agent or the Registrar shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent, the Registrar or any agent of the Company or the Trustee, the Paying Agent or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)           Definitive Securities.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2           Authentication.  The Authenticating Agent shall authenticate and deliver (1) on the Issue Date, an aggregate principal amount of $450,000,000 of 9.750% Senior Notes Due 2020 and (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of this Indenture.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.05 of this Indenture.

2.3           Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented to the Registrar with a request:

(x)            to register the transfer of such Definitive Securities; or

(y)           to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the holder thereof or its attorney duly authorized in writing; and

(ii)           if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Definitive Securities are being delivered to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect; or

(B)           if such Definitive Securities are being transferred to the Company, a certification to that effect; or

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(C)           if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the registration requirements of the Securities Act:  (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company or Registrar so requests, an Opinion of Counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)           Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below.  Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

(i)            certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security; and

(ii)           written instructions directing the Registrar to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled.  If no Rule 144A Global Securities or Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Authenticating Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)           Transfer and Exchange of Global Securities.

(i)            The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security.  The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer of the beneficial interest in the Global Security being transferred.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

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(iii)          Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)          In the event that a beneficial interest in a Global Security is exchanged for Definitive Securities pursuant to Section 2.4, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)           Restrictions on Transfer of Regulation S Global Securities.  During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Company, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (3) in an offshore transaction in accordance with Regulation S, in each case in accordance with any applicable securities laws of any state of the United States.  Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of the Indenture.

(e)           Legend.

(i)            Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER OF THE SECURITY EVIDENCED HEREBY (THE ‘‘COMPANY’’) THAT

(A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY:

(i)(a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS).

5

(ii) TO THE COMPANY, OR

(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(f)            Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Registrar.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Registrar or the Securities Custodian, to reflect such reduction.

(g)           No Obligation of the Trustee/Paying Agent/Registrar.

(i)            The Trustee, the Paying Agent and the Registrar shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the holders and all payments to be made to holders under the Securities shall be given or made only to or upon the order of the registered holders (which shall be the Depository or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee, the Paying Agent and the Registrar may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee, the Paying Agent and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository

6

participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4           Definitive Securities.

(a)           A Global Security deposited with the Depository or with the  Paying Agent as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee, the Paying Agent and the Registrar in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b)           Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Paying Agent and the Registrar at its designated corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Authenticating Agent shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.  Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount (subject to the $2,000 minimum denomination) and any integral multiple thereof and registered in such names as the Depository shall direct.  Any Definitive Security delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(c)           Subject to the provisions of Section 2.4(b) hereof, the registered holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

(d)           In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Paying Agent and the Registrar a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.  In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any holder to pursue a remedy pursuant to Article 6 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

7

EXHIBIT 1
to
RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Rule 144A Global Security Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER OF THE SECURITY EVIDENCED HEREBY (THE ‘‘COMPANY’’) THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (i)(a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Canadian Legend]

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 17, 2012.

CUSIP [           ]

ISIN [          ]

No.	$

9.750% Senior Notes Due 2020

Magnum Hunter Resources Corporation, a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of $                         (as such sum may be increased or decreased as reflected on the Schedule of Increases or Decreases in the Global Note attached hereto) on May 15, 2020.

Interest Payment Dates:  May 15 and November 15; commencing November 15, 2012.

Record Dates:  May 1 and November 1 of each year.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, Magnum Hunter Resources Corporation has caused this instrument to be duly executed.

MAGNUM HUNTER RESOURCES CORPORATION

By:

Name:
Title:

Dated: [               ]

AUTHENTICATING AGENT’S CERTIFICATE OF AUTHENTICATION

CITIBANK, N.A.

as Authenticating Agent, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

Dated: [               ]

[FORM OF REVERSE SIDE OF SECURITY]

9.750% Senior Notes Due 2020

1.             Interest

Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), and its successors and assigns under the Indenture hereinafter referred to, promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2012.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 16, 2012.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.  The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Paying Agent may accept in its discretion).

3.             Paying Agent and Registrar

Initially, Citibank, N.A., will act as Paying Agent, Registrar and Authenticating Agent.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent, Registrar, Authenticating Agent or co-registrar.

4.             Indenture

The Company issued the Securities under an Indenture dated as of May 16, 2012 (the “Indenture”), among the Company, the Guarantors from time to time party thereto, Wilmington Trust, National Association, as the Trustee and Citibank, N.A. as the Paying Agent, Registrar and Authenticating Agent.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are senior unsecured obligations of the Company.  The Company shall be entitled, subject to its compliance with Section 4.05 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture.  The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture.  The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries.  These covenants are subject to important exceptions and qualifications.

5.             Optional Redemption

At any time prior to May 15, 2015, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities issued (including any Additional Securities) under the Indenture, upon notice as provided in the Indenture, at a redemption price equal to 109.750% of the principal amount of the Securities redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of holders of Securities on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering by the Company; provided that:

(1)           at least 65% of the aggregate principal amount of Securities originally issued under the Indenture (excluding Securities held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)           the redemption occurs within 180 days of the date of the closing of such Equity Offering.

At any time prior to May 15, 2016, the Company may on any one or more occasions redeem all or a part of the Securities, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Securities redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of Securities on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to this Section 5 and Section 4.09(h) of the Indenture, the Securities will not be redeemable at the Company’s option prior to May 15, 2016.

On or after May 15, 2016, the Company may on any one or more occasions redeem all or a part of the Securities, upon notice as provided in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Securities redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of holders of Securities on the relevant record date to receive interest on the relevant interest payment date:

Year	Redemption Price
2016	104.875%
2017	102.438%
2018 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Securities or portions thereof called for redemption on the applicable redemption date.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest on the Securities, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to holders whose Securities will be subject to redemption by the Company.

The Company shall cause notice of such redemption to be mailed by first-class mail to the registered address of each holder of Securities to be redeemed not less than 30 nor more than 60 days prior to the redemption date, except that redemption notices issued in connection with a defeasance of the Securities or a satisfaction or discharge of the Indenture may be mailed more than 60 days prior to the redemption date.

6.             Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.  Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.             Mandatory Redemption

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

8.             Put Provisions

Upon a Change of Control, any holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.  In addition, in the event of certain Asset Sales, the Company may be required to use the proceeds thereof to make an offer to the holders to purchase Securities at a purchase price of 100% of their principal amount, plus accrued but unpaid interest, in accordance with the procedures set forth in the Indenture.

9.             Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities and other obligations under the Indenture will be fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors to the extent set forth in the Indenture.

10.           Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  A holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

11.           Persons Deemed Owners

The registered holder of this Security may be treated as the owner of it for all purposes.

12.           Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, holders entitled to the money must look only to the Company and not to the Paying Agent for payment.

13.           Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Paying Agent sufficient money or U.S. Government Obligations (as certified by an independent firm of certified public accountants) for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.           Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the holders of a majority in principal amount outstanding of the Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any holder of Securities, the Company, the Guarantors, the Trustee and the Paying Agent shall be entitled to amend the Indenture and the Securities, among other things, to cure any ambiguity, defect or inconsistency, or to comply with Article 5 of the Indenture, or to make a change that would provide additional rights or benefits to holders or that does not adversely affect the legal rights under the Indenture of any holder, or to provide for the issuance of additional Securities in accordance with the limitations set forth in the Indenture as of the date of the Indenture, or to secure the Securities or the Note Guarantees pursuant to Section 4.10 of the Indenture, or to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, or to evidence or provide for the acceptance of appointment under the Indenture of a successor trustee or successor paying agent.

15.           Defaults and Remedies

Under the Indenture, Events of Default include:  (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise; (c) failure by the Company to repurchase Securities when required; (d) failure by the Company for 60 days after receiving notice from the Trustee or 25% in aggregate principal amount of the Securities to comply with the agreements in the Indenture; (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $20.0 million in the aggregate; (f) certain judgments or decrees for the payment of money in excess of $20.0 million; (g) certain defaults with respect to the Guarantees; (h) certain events of bankruptcy or insolvency with respect to the Company, the Guarantors and the Significant Subsidiaries.  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.  Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.  Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default if it determines that withholding notice is in the interest of the holders, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest and Additional Interest, if any, on, the Securities

16.           Trustee Dealings with the Company

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.           No Recourse Against Others

A director, officer, employee, member, partner, incorporator or equityholder, as such, of the Company or any of its Subsidiaries shall not have any liability for any obligations of the Company under the Securities or the Indenture or of any Guarantor under its Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation or the transactions contemplated thereby.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

18.           Authentication

This Security shall not be valid until an authorized signatory of the Authenticating Agent manually signs the certificate of authentication on the other side of this Security.

19.           Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.           CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.           Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company shall furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:  777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 (fax: (832) 369-6992); Attention:  Ronald D. Ormand.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                  as agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of one year after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐            to the Company; or

(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by
an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in principal amount:  $[•]

Dated:	Your Signature:
(Sign exactly as your name appears
on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

Form of
Transferee Letter of Representation

[PAYING AGENT/REGISTRAR CONTACT INFO]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[    ] principal amount of the 9.750% Senior Notes due 2020 (the “Securities”) of Magnum Hunter Resources Corporation (the “Issuer”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Company was or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A, (iii) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (v) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (v) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  Each purchaser acknowledges that the Company and the Registrar reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii) or (iv) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Registrar.

TRANSFEREE:

By: